SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 26, 2007

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2007, Northwest Natural Gas Company (the “Company”) entered into a Second Amendment to Employment Agreement (the “Amendment”) with Mark S. Dodson, the Company’s Chief Executive Officer. Prior to the Amendment, Mr. Dodson’s employment agreement provided that his term of employment would expire on December 31, 2007, with a possible two-year extension by mutual consent of the parties. Under the Amendment, Mr. Dodson’s employment is extended for an indefinite term, and he will continue to serve at the pleasure of the Board of Directors or until he chooses to retire. No other changes to his terms of employment or compensation were made by the Amendment. A copy of the Amendment is filed as Exhibit 10.1 hereto.

Item 8.01.	Other Events

On September 26, 2007, Northwest Natural Gas Company (“NW Natural”), Gill Ranch Storage, LLC, a newly formed wholly-owned subsidiary of NW Natural, and Pacific Gas and Electric Company (“PG&E”) announced an agreement to develop a new underground natural gas storage facility at Gill Ranch near Fresno, California.

If developed, the Gill Ranch natural gas storage project would provide about 20 billion cubic feet (Bcf) of newly developed underground gas storage capacity when the initial phase is completed, which is expected to be in 2010. The estimated project cost for the initial phase is $200 million, 75 percent of which would be NW Natural’s share. Gill Ranch Storage, LLC will solicit expressions of interest from potential gas storage customers to determine if sufficient market interest exists.

Gill Ranch Storage, LLC and PG&E will each own undivided interests in the proposed development and market its own share of storage capacity in the project. The project consists of the storage field, a lateral pipeline connecting the storage field to PG&E’s gas transmission system, compression and other facilities. Gill Ranch Storage, LLC would serve as the initial operator of the storage facility. The project is subject to regulatory approval by the California Public Utilities Commission.

A press release dated September 26, 2007 is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Second Amendment dated September 27, 2007 to Employment Agreement dated December 20, 2002 between the Company and Mark S. Dodson.

99.1	Press release dated September 26, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: October 1, 2007	/s/ DAVID H. ANDERSON
David H. Anderson
Senior Vice President and Chief Financial Officer

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